UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2011 (June 17, 2011)

URANIUM 308 CORP. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	000-52476 (Commission File Number)	33-1173228 (IRS Employer Identification No.)

2808 Cowan Circle Las Vegas, NV (Address of principal executive offices)	89107 (Zip Code)

Registrant's telephone number, including area code 702-425-8662

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES

On June 17, 2011, we issued 2,000,000 shares of our common stock to an individual in Tennessee pursuant to an Agreement for Conversion of Indebtedness to Common Stock, dated May 30, 2011, entered into with the individual in Tennessee at a price of $0.01 per share resulting in the elimination of $20,000 of indebtedness on our books.  We believe that the issuance is exempt from registration pursuant to Section 3(a)(9) and/or Section 4(2) of the Securities Act of 1933, as amended.

In addition, on June 17, 2011, we issued 6,500,000 shares of our common stock to an entity in New York pursuant to an Agreement for Conversion of Indebtedness to Common Stock, dated June 3, 2011, entered into with the entity in New York at a price of $0.01 per share resulting in the elimination of $65,000 of indebtedness on our books.  We believe that the issuance is exempt from registration pursuant to Section 3(a)(9) and/or Section 4(2) of the Securities Act of 1933, as amended.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.                            Description of Exhibit

99.1(1)	Form of Agreement for Conversion of Indebtedness to Common Stock

Notes:
(1)	Previously filed as Exhibit 99.2 to the Form 8-K filed with the SEC on December 21, 2010, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2011

URANIUM 308 CORP.

By:	/s/ Dennis Tan
Name:	Dennis Tan
Title:	President and a Director